UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2009

BLOUNT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4909 SE International Way Portland, Oregon 97222

(Address of principal executive offices) (Zip Code)

(503) 653-8881

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13-e-4(c))

ITEM 5.02 (e)       Compensatory Arrangements of Certain Officers

The Compensation Committee (“Committee”) of the Board of Directors of Blount International, Inc. (“Corporation”) recently approved a program whereby upon the vesting of a restricted stock award or Restricted Stock Unit (“RSU”) award, certain officers and other executives can request that the Corporation withhold that number of the vesting shares that equal the fair market value of the liability for withholding tax with respect to the individual restricted stock award or RSU award, the shares so withheld, or “surrendered,” to be returned to the shares available for equity investment awards under the 2006 Equity Incentive Plan (the “Plan”). In exchange, the Corporation would pay the tax liability up to the fair market value of the shares so returned.

Although the Plan, which was approved by the stockholders in the Annual Meeting in 2006, permits such surrenders or returns, the approval of withholding of stock by the Committee is intended, and deemed, to satisfy the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Act”).

The withholding was effectuated on March 17, 2009 with respect to the vesting of certain grants of RSUs and restricted stock shares made in March 2007 and March 2008. In the applicable Form 3’s filed by Section 16 Officers, within the meaning of Section 16 of the Act, the transaction code will be marked “F,” “payment of tax liability by delivering securities incident to the vesting of a security issued in accordance with Rule 16b-3.”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLOUNT INTERNATIONAL, INC.
Registrant

/s/ Richard H. Irving, III
Richard H. Irving, III
Senior Vice President General Counsel and Secretary

Dated: March 19, 2009